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                                                                     Exhibit 5.1


March 24, 2000

Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, PA  15258

Re:      Mellon Financial Corporation
         Mellon Funding Corporation
         Debt Securities Registration Statement on Form S-3

Gentlemen:

I am the Associate General Counsel of Mellon Financial Corporation, a Pennsylvania corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation and for the Corporation's wholly owned subsidiary, Mellon Funding Corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering of up to $1.5 billion aggregate principal amount of debt securities to be issued from time to time by the Company (the "Debt Securities") and guaranteed as to payment of principal, premium, if any, and interest, if any, by the Corporation (the "Guarantees"). The Debt Securities will constitute either senior indebtedness of the Company (the "Senior Securities") or subordinated indebtedness of the Company (the "Subordinated Securities"). The Senior Securities and the related Guarantees are to be issued under an Indenture dated as of May 2, 1988, as supplemented by the First Supplemental Indenture dated as of November 29, 1990 and the Second Supplemental Indenture, dated as of ________ __, 2000, the form of which has been filed as Exhibit 4.3 to the Registration Statement, (the "Senior Indenture"), among the Company, the Corporation and The Chase Manhattan Bank, as Trustee. The Subordinated Securities and the related Guarantees are to be issued under a Subordinated Indenture, the form of which has been filed as Exhibit 4.4 to the Registration Statement (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended.

In furnishing this opinion, I, or attorneys under my supervision, have examined the Registration Statement, as well as the prospectus included therein (the "Prospectus"), to be filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit. I, or attorneys under my supervision, have also examined the Senior Indenture, the Subordinated Indenture and such other documents, legal opinions and precedents, corporate and other records of the Company and the Corporation and certificates of public officials and officers of the Company and the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, I, or such attorneys, have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals and the conformity to original documents of all documents submitted to me or them as certified or photostatic copies.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, I am of the opinion that:

         1. The Company and the Corporation have been duly incorporated and are validly existing as corporations under the laws of the Commonwealth of Pennsylvania;

         2. The Registration Statement has been duly authorized by all necessary corporate action of the Company and the Corporation, respectively;

         3. The Debt Securities, when (i) the terms thereof have been duly authorized and such securities have been duly executed and


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Mellon Financial Corporation
March 24, 2000
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                  authenticated, all pursuant to the Indentures and (ii) issued, sold and delivered as contemplated by the Prospectus against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures;

         4. The Guarantees, when endorsed upon the Debt Securities and duly executed and upon the due execution, authentication and issuance of the Debt Securities, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Indentures;

         5. The Senior Indenture has been duly authorized by all necessary corporate action on behalf of the Company and the Corporation and constitutes a valid and legally binding instrument; and

         6. The Subordinated Indenture has been duly authorized by all necessary corporate action on behalf of the Company and the Corporation and, when duly executed and delivered by the Company and the Corporation, will constitute a valid and legally binding instrument.

The opinions set forth in paragraphs 3 through 6 hereof are qualified to the extent that the obligations of the Company and the Corporation may be limited by bankruptcy, moratorium, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights, and by general equity principles.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus under the heading "Validity of Debt Securities and Guarantees." By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ CARL KRASIK